UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934.

Filed by the Registrant[x]
Filed by a Party other than the Registrant[ ]
Check the appropriate box:
[  ]  Preliminary Proxy Statement
[  ]  Confidential, for Use of the Commission Only (as permitted by
Rule 14a-6(e)(2))
[  ]  Definitive Proxy Statement
[X] Definitive Additional Materials
[  ]  Soliciting Material Pursuant to § 240.14a-11(c) or
       § 240.14a-12
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AMERICAN BEACON FUNDS
AMERICAN BEACON SELECT FUNDS
(Name of Registrant as Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[  ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:
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2)	Aggregate number of securities to which transaction applies:
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3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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5)	Total fee paid:
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[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:
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2)	Form, Schedule or Registration Statement No.:

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4)	Date File

American Beacon Funds
American Beacon Select Funds
220 East Las Colinas Boulevard
Suite 1200
Irving, Texas 75039
 _________________________
NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS
March 17, 2015 has been adjourned until April 7, 2015
2:00 p.m. Central Time
_________________________
A Special Meeting of Shareholders of American Beacon Funds and American Beacon Select Funds will be held at 2 p.m. Central Time on April 7, 2015, at the offices of American Beacon Advisors, Inc., 220 East Las Colinas Boulevard, Suite 1200, Irving, Texas 75039.
Only shareholders of record at the close of business on January 28, 2015 (“Record Date”), of shares of beneficial interest of each affected Fund are entitled to receive notice of, and vote at, the Meeting and any adjournments thereof.  If you owned shares in more than one Fund as of the Record Date, you may receive more than one proxy card.  Please vote each proxy card you receive.
If you have already received your proxy package, please indicate your voting instructions on the enclosed proxy card, sign and date the card, and return the card by mail in the postage-paid envelope provided.  As an alternative to voting by returning the signed and dated proxy card by mail, you may vote by telephone, the Internet or in person.  To vote by telephone or the Internet, please follow the instructions listed on the proxy card.  If you will attend the Special Meeting and vote in person, please let us know by calling 1-855-648-2883.
Proxy materials are available to you upon request or at the links below.  If you have any questions about any of the materials, please call our proxy specialists with Boston Financial Data Services, our proxy solicitor, at: 1-855-648-2883.

***If you did not receive a proxy card or need a new one, please call 1-855-648-2883 for assistance. ***

Proxy Statement	Sample Proxy Card	Meeting Notice	Additional Materials: 1) Updated Appendix E Info 2) Adjournment Letters